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                                                                       EXHIBIT 8

                    [LETTERHEAD OF GIBSON, DUNN & CRUTCHER]





                                  July 2, 1997





(213) 229-7000                                                     C 91007-03980

The Times Mirror Company
Times Mirror Square
Los Angeles, CA  90053

         Re:      The Times Mirror Company

Ladies and Gentlemen:

         We have acted as counsel to you in connection with (i) the issuance and sale by you of $500,000,000 aggregate principal amount at maturity of Liquid Yield Option(TM) Notes due April 15, 2017 (the "LYONs(TM)") on April 15, 1997 and April 28, 1997 in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, and (ii) the filing of a Registration Statement to which this opinion is an Exhibit and the Prospectus forming a part thereof (the "Prospectus") with respect to the offer and sale of the LYONs by the several holders of the LYONs.

         We hereby confirm our opinion set forth under the caption "Certain Federal Income Tax Considerations" in the Prospectus, and consent to the use of our name in connection therewith.

                                              Very truly yours,



                                              GIBSON, DUNN & CRUTCHER LLP